Exhibit 99.2

ITEM 9.01 (b) UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 2, 2014, ATRM Holdings, Inc. (“the Company”) , through its wholly-owned subsidiary KBS Builders, Inc., purchased substantially all of the assets and assumed most of the liabilities of KBS Building Systems, Inc. and Affiliates (“KBS”) related to KBS’s business of manufacturing, selling, and distributing modular housing units for both residential and commercial use.

The following unaudited pro forma condensed combined consolidated financial information is based on and derived from the separate historical financial statements of the Company and KBS to illustrate the effect of the acquisition of KBS and gives effect to the assumptions and pro forma adjustments described below and in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements. The unaudited pro forma condensed consolidated combined balance sheet represents the combined balance sheets of the Company as of March 31, 2014 and KBS as of March 29, 2014, which are the historical reporting periods for each company, and gives effect to the acquisition as if it had occurred on March 31, 2014. The pro forma condensed combined consolidated statements of operations represent the combined results as if the acquisition had occurred on January 1, 2013. The Company has historically presented the statement of operations for the twelve month period January 1 through December 31. KBS operated on a 52/53 week fiscal year which ends on the Saturday nearest to March 31. Accordingly, the historical consolidated statements of operations presented for the Company are for the twelve month period ended December 31, 2014 and three month period ended March 31, 2014. The historical consolidated statements of operations presented for KBS are for the twelve month period beginning March 31, 2013 through March 29, 2014 and the three month period beginning December 29, 2013 through March 29, 2014.

The Company prepared the unaudited pro forma condensed combined consolidated financial statements using the acquisition method of accounting. In accordance with the acquisition method of accounting, the acquisition consideration has been allocated to the acquired assets and assumed liabilities of KBS based on their estimated fair values as of the acquisition date. Any excess of the consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The Company estimated the fair value of KBS’s assets and liabilities based on appraisals and market data of assets and liabilities.

The unaudited pro forma condensed combined consolidated statements of operations are presented for informational and illustrative purposes in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of the future operating results or financial position of the combined company. The unaudited pro forma condensed combined consolidated statements of operations and the accompanying notes should be read in conjunction with the historical audited consolidated financial statements and notes of the Company for the year ended December 31, 2013 included on Form 10-K, filed with the SEC on March 26, 2014, and KBS’s historical audited financial statements for the year ended March 29, 2014, which are included as Exhibit 99.1 to the Current Report in this Form 8-K/A.

The historical consolidated financial information has been combined and adjusted to give effect to the pro forma events that are directly attributable to the acquisition of KBS, expected to have a continuing impact on the combined results and are factually supportable in order to reflect, on a pro forma basis, the impact of the transaction on the historical financial information. The pro forma adjustments principally give effect to:

●	The payment of $5,000,000 in cash to KBS, issuance of the $5,500,000 promissory note to KBS, the assumption and payoff of $1,401,206 in debt of KBS, the assumption of other assets and liabilities of KBS, estimated at their fair value.

●	Recognition of $8,018,922 of intangible assets and associated amortization expense as a result of acquisition accounting adjustments in the purchase of KBS.

●	Issuance of $6,500,000 in promissory notes to LSVI (as defined below) related to the acquisition of the assets of KBS and the recognition of additional interest expense associated with the debt.

●	Decrease in selling, general and administrative expenses for non-recurring transaction-related expenses of $136,633.

●	Change in depreciation expense for the revaluation of fixed assets to fair value.

ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Balance Sheet

March 31, 2014

(Unaudited)

	As Historically Reported
	ATRM (Note 2 (a))	KBS (Note 2 (a))	Pro Forma Adjustments		Pro Forma Combined
ASSETS			( Note 2 )
Current assets:
Cash and cash equivalents	$1,886,415	$213,731	$98,794	(b)	$2,198,940
Accounts receivable, net	486,978	4,268,394	—		4,755,372
Inventories	1,196,649	1,999,842	—		3,196,491
Costs and estimated profit in excess of billings	—	363,976	—		363,976
Due from related parties	—	91,164	—		91,164
Deferred income tax, current	—	3,392,000	(3,392,000)	(c)	—
Fair value of contingent earn-outs, current	400,000	—	—		400,000
Other current assets	591,445	91,193	—		682,638
Total current assets	4,561,487	10,420,300	(3,293,206)		11,688,581

Property and equipment, net	72,711	5,845,327	(1,096,748)	(d)	4,821,290

Intangible and other assets:
Goodwill	—	—	5,318,922	(e),(f)	5,318,922
Tradename	—	—	290,000	(e)	290,000
Customer relationships, net	—	—	1,420,000	(e)	1,420,000
Purchased backlog, net	—	—	990,000	(e)	990,000
Other assets	4,667	—	—		4,667
Total intangible and other assets	4,667	—	8,018,922		8,023,589
Total assets	$4,638,865	$16,265,627	$3,628,968		$24,533,460

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited)

ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Balance Sheet

March 31, 2014

(Unaudited)

	As Historically Reported
	ATRM (Note 2 (a))	KBS (Note 2 (a))	Pro Forma Adjustments		Pro Forma Combined
			( Note 2 )
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Capitalized lease obligation-current	$27,099	$—	$—		$27,099
Current portion of long term debt	—	47,416	—		47,416
Note Payable-KBS	—	—	5,500,000	(g)	5,500,000
Note payable to bank	—	900,000	(900,000)	(h)	—
Trade accounts payable	529,834	6,283,384	—		6,813,218
Due to related parties	—	5,863,511	(5,810,768)	(h)	52,743
Billings in excess of costs and estimated profits	—	394,699	—		394,699
Accrued compensation	93,804	217,328	—		311,132
Accrued taxes, other than income	31,482	501,289	—		532,771
Accrued warranty	23,000	47,000	—		70,000
Accrued other expenses	274,057	296,549	(20,376)	(i)	550,230
Total current liabilities	979,276	14,551,176	(1,231,144)		14,299,308

Long term liabilities:
Long term debt, less current portion	—	74,563	—		74,563
Deferred income taxes	—	4,000	(4,000)	(c)	—
Note Payable-LSVI	—	—	6,000,000	(g)	6,000,000
Note Payable-Convertible-LSVI	—	—	500,000	(g)	500,000
Total long term liabilities	—	78,563	6,496,000		6,574,563

Shareholders’ equity:
Common Stock	1,079	1,000	(1,000)	(j)	1,079
Additional paid-in capital	65,834,599	3,094,806	(3,094,806)	(j)	65,834,599
Accumulated deficit	(62,176,089)	(5,658,776)	5,658,776	(j)	(62,176,089)
Equity attributable to Paris Holdings, LLC	—	6,377,298	(6,377,298)	(j)	—
Non-controlling interest-Maine Modular Haulers and All-Set	—	(2,178,440)	2,178,440	(k)	—
Total shareholders’ equity	3,659,589	1,635,888	(1,635,888)		3,659,589
Total liabilities and shareholders’ equity	$4,638,865	$16,265,627	$3,628,968		$24,533,460

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited)

ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the Year Ended December 31, 2013

(Unaudited)

	As Historically Reported
	ATRM (Note 2 (l))	KBS (Note 2 (l))	Pro Forma Adjustments		Pro Forma Combined
			( Note 2)

Net sales	$2,653,242	$37,220,048	—		$39,873,290
Cost of goods sold	2,725,958	39,098,349	(50,512)	(m)	41,773,795
Gross profit (loss)	(72,716)	(1,878,301)	50,512		(1,900,505)

Operating expenses:
Selling, general, and administrative	3,473,617	3,471,882	1,192,369	(m),(n)	8,137,868
Research and development	488,461	—	—		488,461
Total operating expenses	3,962,078	3,471,882	1,192,369		8,626,329
Loss from continuing operations	(4,034,794)	(5,350,183)	(1,141,857)		(10,526,834)

Change in fair value of contingent receivable	325,000	—	—		325,000
Interest expense, net	(2,948)	(153,450)	(701,447)	(o)	(857,845)
Loss from continuing operations before income taxes	(3,712,742)	(5,503,633)	(1,843,304)		(11,059,679)

Benefit for income taxes	279,000	1,994,984	(2,273,984)	(p),(q)	—
Net loss before discontinued operations and non-controlling interest	(3,433,742)	(3,508,649)	(4,117,288)		(11,059,679)

Discontinued operations:
Income from discontinued operations	518,297	—	(518,297)	(q)	—
Net loss before non-controlling interest	(2,915,445)	(3,508,649)	(4,635,585)		(11,059,679)

Less net loss attributable to non-controlling interest	—	(394,807)	394,807	(r)	—
Net loss	$(2,915,445)	$(3,113,842)	$(4,512,095)		$(11,059,679)

Net loss per share-basic and diluted	$(2.70)				$(10.26)

Weighted shares outstanding-basic and diluted	1,078,249				1,078,249

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited)

ATRM Holdings, Inc.

Pro Forma Condensed Combined Consolidated Statement of Operations

For the Three Months Ended March 31, 2014

(Unaudited)

	As Historically Reported
	ATRM (Note 2 (l))	KBS (Note 2 (l))	Pro Forma Adjustments		Pro Forma Combined
			( Note 2)
Net sales	$2,158,199	$9,843,802	—		$12,002,001
Cost of goods sold	1,289,868	10,340,567	(12,628)	(m)	11,617,807
Gross profit (loss)	868,331	(496,765)	12,628		384,194

Operating expenses:
Selling, general, and administrative	1,011,341	867,971	503,959	(m),(n),(s)	2,383,271
Research and development	127,400	—	—		127,400
Total operating expenses	1,138,741	867,971	503,959		2,510,671
Loss from continuing operations	(270,410)	(1,364,736)	(491,331)		(2,126,477)

Change in fair value of earnout	75,000	—	—		75,000
Interest expense, net	(515)	(38,362)	(174,075)	(o)	(212,952)
Loss from continuing operations before income taxes	(195,925)	(1,403,098)	(665,406)		(2,264,429)

Benefit for income taxes	—	508,602	(508,602)	(p)	—
Net loss from continuing operations before non-controlling interest	(195,925)	(894,496)	(1,174,008)		(2,264,429)

Less net loss attributable to non-controlling interest	—	(100,652)	100,652	(r)	—
Net loss	$(195,925)	$(793,844)	$(1,274,660)		$(2,264,429)

Net loss per share-basic and diluted	$(0.18)				$(2.10)

Weighted shares outstanding-basic and diluted	1,079,176				1,079,176

See accompanying notes to the pro forma condensed combined consolidated financial statements (unaudited)

ATRM Holdings, Inc.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

(Unaudited)

1.	Basis of Presentation

On April 2, 2014, the Company, through its wholly-owned subsidiary KBS Builders, Inc., purchased substantially all of the assets and assumed most of the liabilities of KBS related to its business of manufacturing, selling, and distributing modular housing units for both residential and commercial use. Consideration for the acquisition included (i) $5.0 million in cash, (ii) an unsecured promissory note issued to KBS in the principal amount of $5.5 million, bearing interest at 4.0% per annum with all principal and interest due on October 2, 2014 (the “KBS Note”), (iii) the assumption and payoff of approximately $1.4 million of debt and (iv) the assumption of certain other liabilities of KBS related to the purchased assets. Acquisition-related expenses of $136,633 were incurred through March 31, 2014 and are included in the historical financial statements of the Company for the three months ended March 31, 2014.

The Company financed the acquisition of KBS by entering into a Securities Purchase Agreement (the “LSVI Financing Agreement”) with Lone Star Value Investors, LP (“LSVI”) effective April 1, 2014. As of April 1, 2014, LSVI owned 60,588 shares of the Company’s common stock, or approximately 5.6% of the shares outstanding of the Company. Jeffrey E. Eberwein, the Company’s Chairman of the Board, is the founder and Chief Executive Officer of Lone Star Value Management, LLC, the investment manager of LSVI, and is the manager of Lone Star Value Investors GP, LLC, the general partner of LSVI. Pursuant to the LSVI Financing Agreement, LSVI purchased (i) for $6.0 million in cash, an unsecured promissory note made by the Company in the principal amount of $6.0 million (the “LSVI Promissory Note”), bearing interest at 10.0% per annum, with interest payable semiannually and any unpaid principal and interest due on April 1, 2019, and (ii) for $0.5 million in cash, an unsecured convertible promissory note made by the Company in the principal amount of $0.5 million (the “LSVI Convertible Promissory Note”, and together with the “LSVI Promissory Note”, the “LSVI Notes”), bearing interest at 5.0% per annum, with interest payable semiannually and any unpaid principal and interest due on April 1, 2019. At any time after July 30, 2014, at LSVI’s option, the unpaid principal amount of the LSVI Convertible Promissory Note could be converted into shares of the Company’s common stock at $4.66 per share. The Company may prepay the LSVI Notes at any time after a specified amount of advance notice to LSVI.

The Company accounts for business combinations in accordance with Accounting Standards Codification ASC 805, Business Combinations, using the acquisition method of accounting. Under these accounting standards, the acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities based on their estimated fair value as of the acquisition date. The fair value measurements are based on key assumptions and estimates. Any excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill. The acquisition consideration and the Company’s allocation of the acquisition consideration to the acquired assets and assumed liabilities are as follows:

Acquisition consideration:
Cash paid at closing	$5,000,000
Promissory note to KBS	5,500,000
Total acquisition consideration	$10,500,000

Allocation of acquisition consideration:
Cash	$432,431
Accounts receivable	4,062,164
Costs in excess of billings and estimated profits	544,542
Inventory	1,766,218
Other current assets	34,316
Property, plant, equipment	4,748,579
Non-current assets	101,164
Customer lists	1,420,000
Tradename	290,000
Purchased backlog	990,000
Accounts payable	(6,313,867)
Billings in excess of costs and estimated profits	(312,285)
Accrued expenses	(1,177,961)
Debt	(1,523,083)
Net assets acquired at estimated fair value	5,062,218
Goodwill	5,437,782
Total acquisition consideration	$10,500,000

2.	Pro Forma Adjustments

Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet

(a)	The balance sheet represents the historical financial position of the Company as of March 31, 2014 and KBS as of March 29, 2014.

(b)	Reflects debt proceeds of $6,500,000 to fund the acquisition, less $5,000,000 in cash paid to KBS and $1,401,206 of KBS debt paid at the date of acquisition.

(c)	Reflects the elimination of KBS’s current deferred income tax asset of $3,392,000 that was not acquired and $4,000 of deferred income tax liability that was not assumed in the acquisition.

(d)	Reflects the elimination of $1,874,500 in land not purchased in the acquisition offset by an increase for an adjustment to fair value of $777,752.

(e)	Represents the allocation of the purchase price to intangible assets as follows:

Goodwill	$5,437,782
Tradename	290,000
Customer Relationships	1,420,000
Purchased Backlog	990,000
Total Intangible Assets	$8,137,782

(f)	Reflects a decrease to goodwill of $118,860 for the change in net assets values as of March 31, 2014. Goodwill was originally calculated based on the net asset values of KBS as of April 2, 2014.

(g)	Recognition of $5,500,000 note issued to KBS for acquiring the net assets of KBS, and $6,000,000 note and $500,000 convertible note issued to LSVI for financing the acquisition of KBS.

(h)	Reflects the $1,401,206 of notes payable to banks that were paid at the time of the acquisition and the elimination of $5,309,562 of related party debt that was not assumed in the acquisition.

(i)	Reflects the elimination of accrued interest on related party debt that was not assumed.

(j)	Reflects the elimination of the historical shareholders’ equity of KBS.

(k)	Reflects the elimination of the historical net loss from the non-controlling interest of $2,178,440 that was acquired in the net asset purchase of KBS.

Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations

(l)	The statement of operations for the period ended December 31, 2013, represents the historical financial results of the Company for the twelve month period beginning January 1, 2013 through December 31, 2013 and the historical 12 month period for KBS beginning March 31, 2013 through March 29, 2014. The statement of operations for the three month period ended March 31, 2014, represents the historical financial results of the Company for the period beginning January 1, 2014 through March 31, 2014 and the historical three month period for KBS beginning December 29, 2013 through March 29, 2014.

(m)	Reflects a decrease in depreciation expense based on an adjustment to fair value for the fixed assets acquired. The effect to the condensed combined consolidated statements of operations is as follows:

For the twelve and three month periods ended:

	December 31, 2013	March 31, 2014
Cost of Sales	$(50,512)	$(12,628)
Selling, general and administrative	(488)	(122)
Net decrease in depreciation expense	$(51,000)	$(12,750)

(n)	Reflects amortization expense on intangible assets. The amortization expense associated with the intangible assets in footnote (g) on the unaudited pro forma condensed combined consolidated balance sheet is recognized over the estimated life of the intangible asset. Goodwill and tradename have an indefinite life and will be evaluated for impairment at each reporting period. In addition, they will be tested on an interim basis if an event occurs or circumstances change between annual tests that would more likely than not reduce their fair value below carrying value. If an impairment exists during a reporting period, expense will be recognized. Amortization expense will be recognized on customer relationships over a seven year life and purchased backlog as the associated revenue is recognized. For pro forma purposes, management has assumed that the revenue associated with the backlog will be recognized over a 270 day period. The effect to selling, general and administrative expense for the recognition of amortization expense for customer relationships and purchased backlog in the pro forma results is as follows:

For the twelve and three month periods ended:

	December 31, 2013	March 31, 2014
Customer Relationships	$202,857	$50,714
Purchased Backlog	990,000	590,000
Total Amortization Expense	$1,192,857	$640,714

(o)	Reflects additional interest expense from the issuance of acquisition-related debt and the reduction of interest expense on debt paid at the time of the acquisition. The effect to the condensed combined consolidated statements of operations is as follows:

For the twelve and three month periods ended:

	December 31, 2013	March 31, 2014
Additional interest expense	$701,447	$174,075

(p)	Reflects the recognition of a valuation allowance for KBS’s benefit for income taxes. The effect to the condensed combined consolidated statements of operations is a decrease in the benefit for income taxes as follows:

For the twelve and three month periods ended:

	December 31, 2013	March 31, 2014
Decrease in Benefit for income taxes	$1,994,984	$508,602

(q)	Reflects of the elimination of income from discontinued operations of $518,297 and associated benefit for income taxes of $279,000 for the twelve months ended December 31, 2013.

(r)	Reflects the elimination of the loss from the non-controlling interest that was acquired in the net asset purchase of KBS. The effect to the condensed combined consolidated statements of operations is a decrease to the net loss from continuing operations as follows:

For the twelve and three month periods ended:

	December 31, 2013	March 31, 2014
Decrease in net loss from continuing operations	$394,807	$100,652

(s)	Reflects the elimination of non-recurring acquisition related expenses that have been recorded in the historical results of the Company for the three months ended March 31, 2014 of $136,633. No non-recurring acquisition related expenses were incurred by the Company for the twelve months ended December 31, 2013 or by KBS for the twelve or three months ended March 29, 2014.